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AMERITRADE HOLDING CORPORATION

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Filed by Ameritrade Holding Corporation Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 Subject Company: Ameritrade Holding Corporation Commission File No.: 000-49992

This filing consists of a joint communication by Ameritrade Holding Corporation and TD Waterhouse Group, Inc. to associates of Ameritrade and TD Waterhouse on August 24, 2005.

TD Ameritrade Integration Planning Update
Issue No. 2
August 24, 2005
Defining the New Organization
As announced in the initial issue of our TD Ameritrade Integration Planning Update, business leaders from both Ameritrade and TD Waterhouse1 are working together to plan how the combined organization will operate, once the deal has received regulatory and shareholder approval. We recognize the opportunity to create a powerful new structure by combining the best of both firms, and in keeping with our commitment to all associates, we want to ensure that we maintain open communication and equitable processes for associates at both firms. This update is designed to bring clarity to some of the information that we know is important to you.
Over the next few weeks, leaders from Ameritrade and TD Waterhouse will be visiting sites at both firms to learn more about systems, observe processes, and in some cases talk with associates. To ensure consistency across all businesses areas during this planning period, business unit leaders across both firms are being asked to follow the process outlined below. All decisions made during this process will be finalized subject to the closing of the transaction.
Organization Structure and Sizing:
•	Business leaders from both companies will work together over the next few weeks to propose an organizational structure that will best serve the needs and goals of TD Ameritrade.

•	The initial organizational structure will reflect key management positions, as well as the estimated number of associates needed in each business area.

•	No names will be included in the initial organizational chart.

•	To ensure the organization is being sized appropriately, business leaders will define all positions within their business area and ensure that descriptions of the roles and responsibilities are in place for each position. In some cases, the organizational structure for the combined company may be very similar to what is in place today; in other areas, it may look different to better reflect the needs of the combined company. At this initial stage, the focus will be on evaluating what jobs are necessary to make TD Ameritrade successful, not the individual performance of associates currently in these jobs.
Location:
•	Following the development of the initial organizational structure, business leaders will assess the geographic needs of individual business areas and determine a primary geographic location for each business unit.

•	While we anticipate that each business unit will operate from a primary location, some positions within each business may operate from alternate TD Ameritrade locations. For example, while many corporate support functions may operate out of Omaha, NE, additional support may be needed at various other TD Ameritrade locations. This is true today for a number of business units at both Ameritrade and TD Waterhouse.
Associate Evaluation and Selection Process:
•	Consistent with the goal of building the strongest possible organization, we want to select the best candidate for each position, regardless of whether they are currently Ameritrade
Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and
TD Waterhouse and must not be communicated outside of either firm.

or TD Waterhouse associates. This means that in some cases there will be competition for positions. Our goal is that each business unit within the combined company will have opportunities for associates from both firms.

•	As the organizational structure is defined, greater clarity will emerge around which business units will remain relatively unchanged and which business areas will change significantly. While more opportunities may be created in business areas that will change significantly, there will be opportunities for associates from both firms in either situation.

•	Associates across both firms who are being considered for positions will be assessed using a common evaluation method that will consider demonstrated performance, skills, competencies, and overall fit for the position.

•	More information about the specific steps and criteria of the evaluation process will be communicated closer to the beginning of that process, which will commence approximately two months prior to the anticipated Closing date.

•	Relocation assistance will be provided to associates who are offered and accept a position in a location that is 50 miles or more from their current office.
Announcements:
•	As decisions are made about business unit locations and structure, they’ll be communicated to associates in affected areas first and then globally to all associates.

•	Likewise, as staffing or selection decisions are made, they will be communicated to the individuals personally impacted prior to firm-wide announcements.

•	Associates will begin to be advised of staffing decisions approximately four weeks before the anticipated Closing date. Please keep in mind that timing may vary by business unit, and you will be kept informed of the timeline for your unit.

•	Senior level positions within each business area will be announced first, followed by other positions.

•	As outlined in the Associate Commitment Letter on June 27th, all associates whose positions are terminated as a result of the acquisition will be given at least 60 days’ advance notice of their termination date.
Next Steps
The next issue of TD Ameritrade Integration Update, which will be distributed within the next week or two, will provide an overview of our progress and highlight upcoming steps.
If you have any questions about the information in today’s update or the integration planning please continue to submit your questions and thoughts through Zoomerang.

[1]	Refers to TD Bank Financial Group’s U.S. brokerage business, TD Waterhouse Group, Inc.
Safe Harbor
This document contains forward-looking statements that involve risks and uncertainties. For example, statements related to expected execution of integration plans, including composition of the integration planning teams and future integration planning meetings and site visits; development and composition of initial organization structure; assessment of geographic needs of individual business areas; associate evaluation and selection process timing of future decisions and communications and other statements that are not historical facts, are all forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. Various factors could cause actual results to differ materially from those anticipated by the forward-looking statements. These factors include
Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and
TD Waterhouse and must not be communicated outside of either firm.

the possibility that the necessary stockholder and regulatory approvals are not obtained; that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; prior to the closing of the proposed transaction, the businesses of the companies suffer due to uncertainty; that TD Ameritrade is unable to transition customers, successfully execute its integration strategies, or achieve planned synergies, or that the occurrence of these events takes longer than expected; that management is unable to accurately forecast the anticipated integration of TD Ameritrade; that TD Ameritrade is unable to compete successfully in this highly competitive and rapidly changing marketplace; that the parties are unable to retain employees that are key to the operations of the combined business; and that TD Ameritrade is unable to identify and realize future consolidation and growth opportunities. These and other risks that could cause actual results to differ materially from those described in the forward-looking statements are detailed from time to time in the documents filed by Ameritrade with the Securities and Exchange Commission, including Ameritrade’s most recent form 10-K and 10-Q.
Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.
Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Ameritrade described above. Information regarding Ameritrade’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 24, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov and by directing a request to The Toronto-Dominion Bank, c/o TD Bank Financial Group, 66 Wellington Street West, Toronto, ON M5K 1A2, Attention: Investor Relations (416) 308-9030.
Ameritrade and TD Waterhouse confidential material. Please remember that everything we disclose is proprietary to Ameritrade and
TD Waterhouse and must not be communicated outside of either firm.